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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement of Main Street Banks, Inc. on Form S-8 of our report, dated January 27, 2000, relating to the consolidated financial statements of Main Street Banks, Inc. (formerly First Sterling Banks, Inc.) and subsidiaries for the two years ended December 31, 1999 included in the Annual Report on Form 10-K of Main Street Banks, Inc for the year ended December 31, 2000, and included in the Current Reports on Form 8-K of Main Street Banks, Inc. filed May 4, 2001 and May 14, 2001. We also consent to the incorporation by reference in this Registration Statement our report, dated March 14, 2001, relating to the financial statements of Walton Bank & Trust Company for the year ended December 31, 2000, included in the Current Reports on Form 8-K of Main Street Banks, Inc. filed May 4, 2001 and May 14, 2001.

                      /s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
July 16, 2001

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS